Exhibit 10.1

AMENDMENT NO. 7

TO

CINEVERSE CORP. 2017 EQUITY INCENTIVE PLAN

AMENDMENT NO. 7, dated as of December 30, 2024 (this "Amendment"), to the 2017 Equity Incentive Plan (as amended, the "Plan") of Cineverse Corp., a Delaware corporation (the "Corporation").

WHEREAS, the Corporation maintains the Plan, effective as of August 31, 2017; and

WHEREAS, the Board of Directors of the Corporation deems it to be in the best interest of the Corporation and its stockholders to amend the Plan in order to increase the maximum number of shares of the Corporation's Class A Common Stock, par value $.001 per share, which may be issued and sold under the Plan from 2,054,913 shares to 2,504,913 shares.

NOW, THEREFORE, BE IT RESOLVED the Plan is hereby amended as follows:

1. The first sentence of Section 4.1(a) shall be revised and amended to read as follows:

"The maximum number of Shares available for issuance to Participants under this Plan, inclusive of Shares issued and Shares underlying outstanding awards granted on or after the Effective Date, is 2,504,913 Shares, which includes 6,414 unused Shares carried over from the Existing Incentive Plan."

2. This Amendment shall be effective as of the date first set forth above.

3. In all respects not amended, the Plan is hereby ratified and confirmed and remains in full force and effect.

CINEVERSE CORP.

By: /s/ Gary S. Loffredo___________________

Name: Gary S. Loffredo

Title: Chief Legal Officer, Secretary and Senior Advisor